Exhibit 99.1

Bradley Pharmaceuticals, Inc. (NYSE: BDY) was founded in 1985 as a specialty pharmaceutical company and markets to niche physician specialties in the U.S. and 38 international markets. Bradley’s success is based upon the strategy of Acquire, Enhance and Grow; Enhancing product acquisitions with improved formulations and effective marketing strategies. Based upon this proven success, the Company is now expanding to a strategy to improve and expand product offerings, strengthen our financial profile, increase alignment with shareholders’ interests and focus intensely on operations.  These initiatives underscore the Company’s continuing commitment to build long-term shareholder value.  Bradley Pharmaceuticals is comprised of Doak Dermatologics, specializing in therapies for dermatology and podiatry; Kenwood Therapeutics, providing gastroenterology, respiratory and other internal medicine brands; and A. Aarons, which markets authorized generic versions of Doak and Kenwood therapies.

Please visit Bradley Pharmaceuticals web site at:  www.bradpharm.com

Bradley Pharmaceuticals common stock is listed on the NYSE under the symbol BDY.

For Immediate Release	Contact:	Anthony Griffo Investor Relations Bradley Pharmaceuticals, Inc. 973-882-1505, ext. 313

BRADLEY PHARMACEUTICALS CONTINUES STRENGTHENING CORPORATE GOVERNANCE WITH NEW NOMINEES FOR BOARD OF DIRECTORS

Fairfield, NJ - August 29, 2006 - Bradley Pharmaceuticals, Inc. (NYSE: BDY) today announced that the Company nominated Robert S. Whitehead and Thomas Stagnaro as two new directors for election by the holders of common stock at Bradley’s annual meeting of stockholders scheduled for October 26, 2006. Since November 2005, Mr. Whitehead has served as President and Chief Executive Officer of CURE Pharmaceuticals, a specialty pharmaceutical company. Since June 2004, Mr. Stagnaro has served as President and Chief Executive Officer of Americas Biotech Distributor, which helps U.S. pharmaceutical companies distribute niche products in Latin America.

Mr. Whitehead served as President and Chief Operating Officer of Auxilium Pharmaceuticals, Inc. from June 2004 until March 2005 and as President and Chief Executive Officer of Prestwick Pharmaceuticals, Inc., from June 2003 to February 2004. From December 2001 to June 2003, Mr. Whitehead served as Senior Vice President and Chief Business Officer at ZymoGenetics, Inc. Prior to joining ZymoGenetics, Mr. Whitehead served as President and Chief Operating Officer of Dura Pharmaceuticals and President, Americas, of Elan Pharmaceuticals. Elan acquired Dura in 2000. In addition to his extensive experience in specialty pharmaceutical companies, Mr. Whitehead served in executive leadership positions for three large multinational pharmaceutical companies, Marion Laboratories (in the United States), Solvay Pharmaceuticals (in the United States) and Searle (in the United States, Mexico, Canada and Europe).

Mr. Stagnaro served as President and Chief Executive Officer of Agile Therapeutics, Inc. from October 2000 until June 2004. From August 1998 to September 2000, Mr. Stagnaro was a consultant to various pharmaceutical and biotechnology companies. From May 1996 to August 1998, Mr. Stagnaro served as President and Chief Executive Officer of 3-Dimensional Pharmaceuticals, Inc. From November 1995 to May 1996, Mr. Stagnaro served as Executive Vice President of North American Biologicals Inc. and as President and Chief Executive Officer of Univax Biologics from October 1989 to November 1995 when Univax merged into NABI. Mr. Stagnaro served as a director of InKine Pharmaceutical Company Inc. from November 1997 until its merger with Salix Pharmaceuticals, Ltd. in September 2005. Mr. Stagnaro also currently serves as a director of Protalex, Inc. Mr. Stagnaro holds three patents related to discoveries of certain protease inhibitors.

In addition to the two new director nominees, Bradley’s third nominee for election by the holders of common stock at the annual meeting is William J. Murphy, CPA. Mr. Murphy has served as a director of Bradley since February 2006 and Chairman of Bradley’s Audit Committee since July 2006.

Bradley’s nominees for election at its annual meeting by the holders of class B common stock are Daniel Glassman, who has served as Chairman of the Board and Chief Executive Officer since the Company’s inception in January 1985; Andre Fedida, M.D., who has served as a director since May 2002; Leonard S. Jacob, M.D., Ph.D., who has served as a director and as Chairman of the Nominating and Corporate Governance Committee since February 2006; Michael Fedida, R.Ph., who has served as a director since April 2004 and as Chairman of the Compensation Committee since November 2004; and Steven Kriegsman, who has served as a director since June 2003 and chaired the Audit Committee from November 2004 through June 2006.

Mrs. Iris Glassman and Dr. Alan Wolin, two of our current directors, are not standing for re-election.

With the election of these two directors, following the Company’s annual meeting of stockholders, seven of Bradley’s eight directors will be independent under SEC and NYSE corporate governance standards.

Daniel Glassman, Bradley Chairman and Chief Executive Officer said, “These nominees to the Company’s board underscore Bradley’s ongoing commitment to further strengthen corporate governance. The nominees’ collective backgrounds, experience and accomplishments — particularly with the addition of the two new directors with extensive pharmaceutical industry background and expertise — will add important insight and direction to the Company.  We believe the structure of the new Board will play a key role in further positioning the Company for success.”

Bradley’s Board formally thanked Mrs. Glassman and Dr. Wolin for their contributions, which they termed significant.  Mrs. Glassman, a co-founder of the Company, has served on the Board and as Treasurer since the Company’s inception in 1985.  Dr. Wolin has served on the Board since May 1997 and as the Company’s Secretary since February 2004.

The Board stated, “On behalf of Bradley Pharmaceuticals, we would like to express our sincere gratitude to Mrs. Glassman and Dr. Wolin for their dedicated service.  Mrs. Glassman and Dr. Wolin helped build Bradley Pharmaceuticals into one of the leading specialty pharmaceuticals companies in the industry with annual sales of more than $130 million.”

Additional Information
In connection with its rescheduled 2006 Annual Meeting of Stockholders, Bradley Pharmaceuticals, Inc. will file a notice of annual meeting and proxy statement with the SEC.  BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF BRADLEY ARE URGED TO READ THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BRADLEY AND THE RESCHEDULED 2006 ANNUAL MEETING OF STOCKHOLDERS.  Stockholders can obtain free copies of the notice of annual meeting and proxy statement and other documents filed by Bradley with the SEC, including the white proxy card, when they become available by contacting Bradley at Bradley Pharmaceuticals, Inc., Investor Relations, 383 Route 46 West, Fairfield, NJ 07004-2402, or by telephone at (973) 882-1505, ext. 313.  In addition, documents filed with the SEC by Bradley are available free of charge at the SEC’s website at www.sec.gov.

Bradley, its directors, executive officers and other members of management may be deemed to be participants in the solicitation of Bradley’s security holders in connection with its rescheduled 2006 Annual Meeting of Stockholders.  Stockholders may obtain information regarding the names, affiliations and interests of such individuals in Bradley’s Annual Report on Form 10-K for the year ended December 31, 2005 and its proxy statement when it becomes available.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward- looking statements include statements that address activities, events or developments that Bradley expects, believes or anticipates will or may occur in the future, such as sales and earnings estimates, other predictions of financial performance, timing of payments on indebtedness, launches by Bradley of new products, market acceptance of Bradley’s products and the achievement of initiatives to enhance corporate governance and long-term shareholder value. Forward-looking statements are based on Bradley’s experience and perception of current conditions, trends, expected future developments and other factors it believes are appropriate under the circumstances and are subject to numerous risks and uncertainties, many of which are beyond Bradley’s control. These risks and uncertainties include Bradley’s ability to estimate sales; ability to comply with the restrictive covenants under its credit facility; ability to refinance its credit facility, if necessary; ability to access the capital markets on attractive terms or at all; ability to favorably resolve the pending SEC informal inquiry and file required financial statements with the SEC in a timely manner; remediate its material weaknesses in its internal controls; maintain sales of its products; successfully acquire, develop, integrate, or sell new products, including

POLYPHENON(R) E Ointment when and if approved by the FDA and the products incorporating the delivery systems to be developed by Polymer Science; or effectively react to other risks and uncertainties described from time to time in Bradley’s SEC filings, such as fluctuation of quarterly financial results, estimation of product returns, chargebacks, rebates and allowances, concentration of customers, reliance on third party manufacturers and suppliers, litigation or other proceedings (including the pending class action, shareholder derivative lawsuits and controversies or proceedings arising out of a potential proxy contest at our annual meeting), government regulation, stock price volatility and ability to achieve strategic initiatives to enhance long-term shareholder value. Further, Bradley cannot accurately predict the impact on its business of the approval, introduction, or expansion by competitors of generic or therapeutically equivalent or comparable versions of Bradley’s products or of any other competing products. In addition, actual results may differ materially from those projected. Bradley undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.